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                                                                      EXHIBIT 99


       KAIRE HOLDINGS, INC. FILES 8K TODAY FOR CLASSIC CARE ACQUISITION.

Thursday, June 21, 2000: Los Angeles, CA: KAIRE HOLDINGS, INC. (OTCBB: KAHI), a leading internet technology integrator, announced that today it filed an 8K with the Securities and Exchange Commission related to the purchase of Classic Care. The final acquisition documents were filed with the State of California and the California Department of Corporations during the second week of June. The effective date of the transaction was June 1, 2000.

ABOUT KAIRE HOLDINGS, INC.:
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KAIRE is a leader in integrating internet technologies into traditional commercial infrastructure in order to achieve efficiencies for the manufacturers, distributors and ultimate consumers of goods and services. KAIRE launched YesRx.com, its first e-commerce internet business on November 15, 1999. YesRx is an internet-based pharmacy and e-store providing prescription medications, health, beauty and wellness products along with proprietary content and health-related services on the World Wide Web. Kaire is currently developing its second e-commerce venture, NETFAME.COM. NETFAME is an online business-to-business portal for entertainment industry professionals. KAIRE believes strongly in the future of the internet and is committed to developing innovative and profitable companies that offer effective internet-based solutions for the New Economy.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "plan," "confident that," "believe," "expect," "intend to" and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to risks and uncertainties, and actual results could differ materially from those expressed in any forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, competitive factors, the ability to successfully complete additional financings and other risks.

For Additional Company Information Contact:
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Investor Relations Department
KAIRE HOLDINGS, INCORPORATED
7348 Bellaire Avenue, North Hollywood, California  91605
TEL:  (818) 255-4996
FAX:  (818) 255-4997